EXHIBIT 24

ANHEUSER-BUSCH COMPANIES, INC.
POWER OF ATTORNEY

Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), hereby appoints W. Randolph Baker, JoBeth G. Brown and August A. Busch IV, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the (i) proposed registration under said Act of 500,000 shares of common stock pursuant to a Registration Statement on Form S-8 to be issued or transferred pursuant to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries), this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission in respect of the common stock, and to any amendments to said proposed Registration Statement and (ii) amendments to any existing Registration Statement on Form S-8 relating to shares of common stock to be issued or transferred pursuant to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries), this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the amendments.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 23, 2008.

/s/AUGUST A. BUSCH IV August A. Busch IV President and Chief Executive Officer and Director (Principal Executive Officer)	/s/W. RANDOLPH BAKER W. Randolph Baker Vice President and Chief Financial Officer (Principal Financial Officer)

/s/JOHN F. KELLY John F. Kelly Vice President and Controller (Principal Accounting Officer)	/s/AUGUST A. BUSCH III August A. Busch III Director

/s/CARLOS FERNANDEZ G. Carlos Fernandez G. Director	/s/JAMES J. FORESE James J. Forese Director

/s/JOHN E. JACOB John E. Jacob Director	/s/JAMES R. JONES James R. Jones Director

Charles F. Knight Director	/s/VERNON R. LOUCKS, JR. Vernon R. Loucks, Jr. Director

/s/VILMA MARTINEZ Vilma S. Martinez Director	William Porter Payne Director

/s/JOYCE M. ROCHÉ Joyce M. Roché Director	/s/HENRY HUGH SHELTON Henry Hugh Shelton Director

/s/PATRICK T. STOKES Patrick T. Stokes Director	Douglas A. Warner III Director

Andrew C. Taylor Director	/s/EDWARD E. WHITACRE, JR. Edward E. Whitacre, Jr. Director